Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 20, 2007 relating to the consolidated financial statements of Gerdau S.A., which appears in the Annual Report on Form 20-F for the year December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Porto Alegre, Brazil
April 11, 2008